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                                                                   EXHIBIT 10.22

                        INSTALLATION, CO-MAINTENANCE AND
                     SOFTWARE LICENSE AND UPGRADE AGREEMENT


         THIS INSTALLATION, CO-MAINTENANCE AND SOFTWARE LICENSE AND UPGRADE AGREEMENT ("MAINTENANCE AGREEMENT") is entered into as of *3, by and between ROOMSYSTEMS, INC., a Nevada corporation, whose address is 390 North 3050 East, St. George, UT 84790 hereinafter referred to as ("RSI"), and *1, a *9 corporation hereinafter referred to as ("HOTEL") whose address is *2.

                                    RECITALS

         WHEREAS, Hotel has entered into a Hotel Revenue Sharing Lease Agreement dated as of *3 ("HOTEL Agreement") with eRoomSystem Technologies, Inc., a Nevada corporation ("EROOM") which, among other things, provides financing of certain equipment to store valuables and for the refrigeration and dispensing of beverage and snack food items within the guest rooms of Hotel ("EQUIPMENT") and which Equipment automatically records the sales and usage of merchandise in the Hotel; and

         WHEREAS, the Hotel Agreement, Equipment Schedule No. I dated as of *3 between eRoom and Hotel and all other Equipment Schedules issued from time-to-time pursuant to the Hotel Agreement (collectively the "DOCUMENTS") require Hotel to install the Equipment and enter into a maintenance agreement; and

         WHEREAS, eRoom has licensed to RSi (the "SOFTWARE LICENSE") certain Software described herein (the "SOFTWARE"); and

         WHEREAS, under the terms of the Software License, RSi has the right to license the Software to Hotel; and

         WHEREAS, Hotel is satisfying its installation and maintenance obligations under the Documents by entering into this Maintenance Agreement with RSi;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the terms, covenants, and conditions hereinafter contained, the parties hereto agree as follows:

         1.   DELIVERY AND INSTALLATION.
              (A) The Equipment (such term and all capitalized terms not otherwise defined in this Maintenance Agreement shall have the meanings ascribed to such terms in the Documents) shall be programmed by RSi, placed in the guest rooms by Hotel (unless Hotel elects to purchase the turn-key installation service offered by RSi as outlined in Section 1(C) below) and installed in Hotel's premises (the "PREMISES") by RSi.
              (B) In connection with the delivery and installation of the Equipment, Hotel shall: (i) provide access to RSi's employees, agents and/or representatives to all areas of the Premises necessary or appropriate in connection with the installation of the Equipment; (ii) permit RSi's employees, agents and/or representatives to install such wires, and similar items throughout the
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Premises as RSi deems necessary for the installation; (iii) provide room and board on the Premises to RSi's employees, agents or representatives during the installation period of a minimum of seven (7) days per 100 hotel rooms, such room and board (in Hotel's employee cafeteria, if available) not to include long distance phone calls, use of personal laundry, valet, in-room movies, gift shop purchases, alcoholic beverages, or any other charges other than room or board;
(iv) promptly, upon delivery of the Equipment to the Premises, unload all such items and place them in a storage area or staging area, and supply adequate staff to stock and place the Equipment in the guest rooms under the direction of RSi's employees; and (v) pay for an "interface" between the Equipment and Hotel's property management system located on the Premises .
              (C) TURNKEY INSTALLATION. Hotel may hire RSi to provide the services enumerated in Section 1(B)(iv) above by initialing the applicable box below:


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                   (i)  _______ YES, Hotel desires to retain RSi to provide the services enumerated in Section 1(B)(iv) above at a cost of $_____________, payable in full prior to commencement of the installation.

                   (ii) _______ NO, Hotel will provide the services enumerated in Section 1(B)(iv) above.

              (D) If Hotel desires Equipment to be installed in rooms on the Premises where there are no grounded outlets within six feet, and a MATV connection or RJ-45 telephone socket within twelve feet of the location of Equipment in the guest room, such Equipment shall be relocated to a location that meets RSi's installation requirements or Hotel shall remedy the problem by providing adequate extension cords or installing new outlets at Hotel's own expense. Such work shall be performed in accordance with the applicable industry standards.
              (E) Prior to beginning the installation of the Equipment, RSi shall certify that Hotel has provided all necessary requirements for the installation of the Equipment, including but not limited to the following: (i) an adequate site for the computer system (referred to herein sometimes as the "SYSTEM") in a dust free location and an air conditioned environment; (ii) two
(2) telephone extensions and a telephone set at the sole expense of Hotel adjacent to the modem supplied by RSi, for the express purpose of allowing RSi to monitor the Equipment; (iii) adequate ventilation for the Equipment; and (iv) a fixed grounded electrical outlet to be used for each item of Equipment in each room.

         2.   ACCEPTANCE.
              (A) The installation of the Equipment (or any stage thereof), shall be deemed to be complete when the Equipment (or any portion thereof designated to be installed in any stage) is operational. Upon completion of the installation, RSi will provide written notice of such completion ("NOTICE OF COMPLETION") to Hotel. Immediately upon receipt of the Notice of Completion, Hotel shall inspect the Equipment and, if the Equipment is in good working order, Hotel shall execute and deliver to eRoom the certificate of acceptance in the form of Exhibit A to the Equipment Schedule (the "CERTIFICATE"), dated as of the date of such inspection, or Hotel shall provide written notice to RSi specifying and describing in detail each item with respect to which it is claiming that the installation is not complete. If the Hotel fails to give such written notice or to execute the Certificate within two (2) calendar days following the Notice of Completion, it will be conclusively presumed that the Equipment is in good working order and that the Equipment has been irrevocably accepted by the Hotel as if the Hotel had executed the Certificate, and the Hotel hereby agrees to be bound by the terms of the Certificate.
              (B) If Hotel fails to promptly comply with any of its obligations in sections 1 and 2 hereof, Hotel shall pay to RSi all costs and expenses incurred by RSi with respect to the delay occasioned by such failure, including, without limitation, storage, shipping costs, and per diem charges (including lodging, meals and travel) for RSi's representatives.
              (C) If RSi shall be unable to install the Equipment and make the Equipment operational after reasonable efforts to do so other than as a result of Hotel's failure to comply with its obligations under this Maintenance Agreement and the Hotel Agreement, RSi shall so notify Hotel and shall remove all of the Equipment from the Hotel and this Maintenance Agreement and all right and obligations of the parties hereunder shall terminate immediately. Hotel shall provide to RSi and its agents and representatives access to the Hotel for such purposes for a reasonable time and at any reasonable time to enable RSi to remove the Equipment.

         3. TRAINING. RSi shall provide basic training on site in the operation of the Equipment for Hotel's personnel involved in operation and maintenance of the Equipment. The training will be conducted at the Hotel. RSi will provide up to three (3) days of training without cost to Hotel. Hotel will provide room and board at no cost for RSi personnel. If additional training is required,


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RSi will provide it at no charge provided it is at the time of a scheduled visit as set forth in section 4 below. If additional training is required by Hotel at a time other than during a scheduled visit, RSi will perform the training at RSi's then customary charge for such service.

         4. SERVICE. RSi and Hotel, as applicable, will each at its own expense provide the following:
              (A) RSi will provide twenty-four (24) hour telephone service and maintenance to help maintain and keep the Equipment in normal working order during the term of this Maintenance Agreement. RSi shall provide all necessary parts to service the Equipment for the term of this Maintenance Agreement.
              (B) Hotel shall provide maintenance personnel capable of removing and replacing defective parts to the Equipment in a timely manner and provide such service and maintenance that are necessitated by normal usage. RSi may, at its option, elect to replace, rather than repair, any of the Equipment it is obligated to maintain hereunder.
              (C) The Hotel shall be responsible for purchasing and providing for use with the Equipment all consumable items, including printed menus, printer paper, diskettes and printer ribbons.
              (D) The Hotel shall provide at no expense to RSi on an as needed basis room and board for the training, service, and maintenance crew that will make follow up visits to the Hotel.
              (E) RSi will monitor the operations of the Placed Items, and will make semi-annual visits to Hotel, to provide Hotel retraining, merchandising recommendations, operational recommendations and software support.

         5.   WARRANTIES, DISCLAIMER AND LIMITATION OF REMEDIES RE: THE
EQUIPMENT.
              (A) RSi warrants that the Equipment will be installed in a workmanlike manner and that the Equipment will be free from defects in workmanship and materials for a period of three months from the Acceptance Date.
              (B) Except as expressly provided herein, RSi expressly disclaims all other warranties with respect to the Equipment, express or implied.
              (C) The limited express warranty provided herein is for the benefit of Hotel only and is not for the benefit of any other person.
              (D) The limited express warranty provided herein is conditioned upon proper use of the Equipment and Software (as defined in section 19 (K) of the Hotel Agreement). No warranty shall apply to any item of Equipment or the Software, (i) which has been modified in any respect without the express written consent of RSi, (ii) which has been installed, serviced or repaired by or on behalf of Hotel by any person other than an authorized agent of RSi, (iii) which has been removed from the Hotel, (iv) which has been subject to unusual physical or electrical stress, or (v) which has been damaged by reason of accident, neglect or misuse.
              (E) In the event that any item of Equipment or the Software shall be defective in workmanship of material within the term of this Maintenance Agreement, RSi shall replace the item of Equipment with a new or reconditioned component or components thereof, or make such modifications to the Software in order to return it to good working order, subject to the following terms and conditions: (i) Hotel shall give notice to RSi of the defect within the term of this Maintenance Agreement; (ii) Hotel shall ship any defective part or component to such location as RSi shall designate at Hotel's expense; (iii) RSi may, at its sole discretion, provide a comparable substitute part or component for any defective or failed part or component, which shall fully discharge RSi's obligation to repair or replace such defective items; and (iv) Hotel is responsible for installing components on the Equipment and sending and receiving the parts as necessary to and from RSi.


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         6.   SOFTWARE LICENSE AGREEMENT.
              (A) The parties hereto acknowledge that eRoom owns all intellectual property rights in and to the Software including all enhancements, modification and upgrades thereto.
              (B) Subject to and on the terms and conditions hereof and during the term of this Maintenance Agreement, as hereinafter described (the "TERM"), RSi grants to Hotel a non-transferable and non-exclusive license (the "LICENSE") to use the Software in operating the Equipment. The Software must be used solely by Hotel for the purpose and subject to the limitations provided herein and Hotel shall not be entitled to (i) give, deliver, provide access to or authorize the use of the Software by any person other than authorized employees of Hotel; or (ii) give, sell, assign or grant any rights with respect to the Software to any person, corporation, partnership, third party entity without the express written consent of RSi. Hotel may not assign the License without the prior written consent of RSi, which consent shall not be unreasonably withheld. Further, Hotel may only assign the License to a person, firm, company, partnership or corporation that acquires Hotel by means of a merger, consolidation or acquisition of all or substantially all of the property and assets of Hotel.
              (C) eRoom retains exclusive title to, any and all ownership in, the Software, and all copies thereof, regardless of the form or medium in which the original or any copies thereof may exist. All rights with respect to the Software not expressly granted to Hotel hereunder are reserved to eRoom. The License does not grant Hotel any right, claim, title to or ownership interest in the Software, any trade secret, patent, copyright, trade name, trademark or other proprietary right owned, applied for or subsequently acquired by RSi or eRoom.
              (D) Hotel agrees that the Software will be used by Hotel solely at the address set forth in Section 5 hereof and solely for the operation of the Equipment. Hotel shall not modify, adapt, translate, reverse engineer, decompile or disassemble the Software or create works based on the Software without the express prior written consent of RSi. Any modification, enhancement, change in or addition to the Software whether made by RSi, Hotel or otherwise shall be and remain the sole and exclusive property of eRoom.
              (E) Hotel agrees that the Software and related materials provided by RSi contain proprietary information and trade secrets of RSi and eRoom (the "CONFIDENTIAL INFORMATION"). Hotel agrees that it will authorize and permit the Software and Confidential Information's use by its employees solely for the purpose and in accordance with the provisions hereof, and will not disclose, authorize or permit disclosure by its employees of the Confidential Information to any person or entity other than Hotel's authorized employees or agents.
              (F) The Term of this License shall be for the period of time in which Hotel continuously uses the Equipment in the Hotel in accordance with the terms and conditions of this Maintenance Agreement and the Documents, and shall be co-terminus with the Hotel Agreement. Upon the end of the Term, Hotel shall return the Software, including all enhancements, source codes, documentation and copies, to RSi.
              (G) The License granted herein shall exist for the Term. If the Equipment is leased and not purchased, the License shall be canceled upon the expiration or maturation of such term of any such lease. Any and all upgrades or enhancements to the Software shall be subject to the terms of the License.

         7.   WARRANTIES, DISCLAIMER AND LIMITATION OF REMEDIES RE: THE
SOFTWARE.
              (A) RSi warrants that the Software is free from defects in workmanship and materials for a period of 90 days from the installation date, and that it will perform substantially in accordance with its specifications for 90 days following receipt (the "LIMITED WARRANTY"). Hotel's exclusive remedy for breach of the Limited Warranty shall be replacement of the Software.
              (B) EXCEPT AS EXPRESSLY PROVIDED HEREIN, RSI MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. RSI DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. AND


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EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE, EXPRESSED
AND IMPLIED.
              (C) THE LIMITED WARRANTY PROVIDED HEREIN IS FOR THE BENEFIT OF HOTEL ONLY AND IS NOT FOR THE BENEFIT OF ANY OTHER PERSON OR ENTITY TO THE MAXIMUM EXTENT PERMITTED BY LAW. IN NO EVENT SHALL RSI BE LIABLE FOR ANY
SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING ANY CLAIMS FOR LOST PROFITS, BUSINESS INTERRUPTION, LOST INFORMATION OR OTHER
ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE.
              (D) The Limited Warranty provided herein is conditioned upon proper use of the Equipment and the Software. The Limited Warranty shall not apply to any item of Software (i) which has been modified in any respect without the express written consent of RSi; (ii) which has been installed, serviced or repaired by or on behalf of Hotel by any person other than an authorized agent of RSi; (iii) which has been removed from the Premises; (iv) which has been subject to unusual physical or electrical stress; or (v) which has been damaged by reason of accident, neglect or misuse.
              (E) In the event that the Software is defective in workmanship or material within the term of this License, RSi shall replace the Software, or make such modifications to the Software in order to return it to good working order, subject to the following terms and conditions: (i) Hotel shall give notice to RSi of the defect within the Term; (ii) Hotel shall ship defective Software to such location as RSi shall designate at Hotel's expense; (iii) RSi may, at its sole discretion, provide a comparable substitute Software or component for any defective or failed Software, which section shall fully discharge RSi's obligation to repair or replace such defective Software; and
(iv) Hotel shall be responsible for installing components within the Refreshment Centers and sending and receiving the parts as necessary to RSi.
              (F) Notwithstanding anything contained herein to the contrary, RSi agrees to indemnify, hold harmless and defend Hotel from and against any and all claims, demands, actions, suits, proceedings, costs, expenses, damages, and liabilities at law or in equity, including reasonable attorney's fees arising out of, connected with or resulting from this License and the Purchase
Agreement, including without limitation, the manufacture, selection, purchase, delivery, possession, condition, use, operation or return thereof except to the extent a third party claim has arisen from Hotel's negligence or willing misconduct relating to the care and oversight of the Equipment while in Hotel's possession. RSi's and Hotel's obligations hereunder will survive the expiration of this License with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to RSi at the end of the Term.

         8. INTELLECTUAL AND OTHER PROPERTY RIGHTS. All copyright, patent, trade secret, trademark, Confidential Information and other intellectual proprietary rights in the Software are and shall remain the exclusive property of eRoom. Hotel agrees not to disclose any of the Software to any third party, nor reverse engineer, disassemble, decompile, copy, modify, translate, reproduce, transfer, or distribute the Software or related documents to any third party. In addition, all data and information collected by or residing in the Equipment, at all times during the Term and thereinafter, is the property of eRoom. Furthermore Hotel shall be solely responsible for the actions of its employees, agents, consultants, partners, and all third parties with respect to the Software.


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         9. SERVICE AND LICENSE FEES. Hotel shall pay to RSi a fee for the services, License and materials provided by RSi pursuant to this Maintenance Agreement in the amount of $0.08 per day per Placed Item. These payments may be increased annually by a cost of living adjustment "COLA." These payments will be made quarterly in advance. The total quarterly payment will be calculated by multiplying the number of Placed Items times $0.08 times 91.25. Hotel shall not have to make this payment so long as any Equipment is subject to the revenue sharing arrangement of the Hotel Agreement and so long as no Event of Default exists and is continuing under the Hotel Agreement.

         10. TERM OF MAINTENANCE AGREEMENT. This Maintenance Agreement shall become effective on the date of execution and shall remain in force and effect until the earlier of the following to occur: (A) The expiration of all of the Documents; or (B) Hotel ceases to continuously use the Equipment in accordance with the terms and conditions of all of the Documents.

         11. LIABILITY FOR DAMAGE TO THE PRODUCT. Hotel shall be responsible for any damage to the Equipment which is caused by intentional or negligent conduct of Hotel, its employees, agents, or representatives or Hotel guests while the Equipment is in Hotel's possession. Hotel shall not be responsible for any damages which are due to ordinary wear and tear, which Hotel could not reasonably prevent, or damage caused by the intentional or negligent acts of RSi.

         12. EXCLUSIVE DEALING. During the term of this Maintenance Agreement, RSi shall have the exclusive right to install and service the Equipment in Hotel's guest rooms. Hotel shall not install any other products similar to the Equipment in Hotel's guest rooms during this period without the prior written consent of RSi.

         13. NOTICE. All notice or other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered personally,
(ii) mailed, postage prepaid, or (iii) faxed and a copy mailed to the parties, as follows:

                If to RSi:           RoomSystems, Inc.
                                     390 North 3050 East
                                     St. George, UT 84790
                                     Facsimile: 435-628-3611

                If to Hotel:         *1
                                     *2

                With a copy to:      eRoomSystem Technologies, Inc.
                                     3770 Howard Hughes Parkway, Suite 175
                                     Las Vegas, NV 89109
                                     Attn: General Counsel
                                     Facsimile: 702-792-2403

         12. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are an integral part of this Maintenance Agreement:
              (A) BINDING OBLIGATION. This Maintenance Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting parties, their respective heirs, legal representatives and permitted assigns.


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              (B) MODIFICATIONS. This Maintenance Agreement may not be modified except by an instrument in writing signed by the parties hereto.
              (C) HEADINGS. The headings used in this Maintenance Agreement are for reference purposes only and shall not be deemed to limit or affect in any way, the meaning or interpretation of any of the terms or provisions of this Maintenance Agreement.
              (D) SEVERABILITY. The provisions of this Maintenance Agreement are severable, and should any provision hereof be void, voidable, unenforceable, or invalid, such a void, voidable, unenforceable or invalid provision shall not affect any other portion or provision of this Maintenance Agreement.
              (E) WAIVER. Any waiver by any party hereto of any breach of this Maintenance Agreement of any kind or character whatsoever by the other party, whether such waiver is direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Maintenance Agreement on the part of the other party.
              (F) APPLICABLE LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Nevada, without regard to principles of conflicts of law. RSi and Hotel hereby consent to jurisdiction and venue in any state or federal court in the state of Nevada and hereby waive any objections that jurisdiction or venue in any such court is not proper.
              (G) ATTORNEYS' FEES. In the event any action or proceeding is brought by any party under this Maintenance Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs of court from the non-prevailing party.
              (H) COUNTERPARTS. This Maintenance Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
              (I) CONFIDENTIALITY. The terms of this Maintenance Agreement shall be confidential, and neither party shall reveal to any person, hotel, or other entity the terms hereof and no copies shall be made of this Maintenance Agreement The parties except for the parties confidential records and except as necessary to enforce its terms, without the prior written consent of the other party.
              (J) JURISDICTION AND VENUE. This Maintenance Agreement will be governed by and interpreted pursuant to the laws of the State of Nevada. The parties agree any action to enforce any provision of this Maintenance
Agreement shall be brought in Las Vegas, Nevada.
              (K) THIRD PARTY BENEFICIARY. eRoom is intended to be a third party beneficiary under this Agreement.

         IN WITNESS THEREOF, the parties hereto have executed this Maintenance Agreement the day and the year first named above.

RSI:                                         HOTEL:

ROOMSYSTEMS, INC.                            *1
a Nevada corporation                         a *9 corporation



By:                                          By:
         ----------------------------              -----------------------------
         Steven L. Sunyich
Its:     Chief Executive Officer             Its:
                                                   -----------------------------


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